UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2025, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), closed its previously announced exchanges (collectively, the “Exchange”) of $353,876,000 in aggregate principal amount of NCLC’s 5.375% Exchangeable Senior Notes due 2025 (the “2025 Notes”) held by certain institutional investors (collectively, the “Holders”) for (i) $353,876,000 in aggregate principal amount of NCLC’s newly issued 0.875% Exchangeable Senior Notes due 2030 (the “2030 Notes”) and (ii) an aggregate cash payment (the “Cash Payment”) of $64,005,553, plus accrued and unpaid interest on the 2025 Notes to be exchanged to, but excluding, the closing date of the Exchange. The Cash Payment was equal to the gross proceeds from the Equity Offerings (as defined below) and represents the remainder of NCLC’s exchange obligation in excess of the aggregate principal amount of the 2025 Notes that were exchanged.

The 2030 Notes were issued pursuant to an indenture, dated April 7, 2025, by and among NCLC, as issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The 2030 Notes are general senior unsecured obligations of NCLC and guaranteed by the Company on a senior unsecured basis.

Interest on the 2030 Notes will accrue from April 7, 2025 and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2025, at a rate of 0.875% per year. The 2030 Notes will mature on April 15, 2030 (the “Maturity Date”) unless earlier exchanged, redeemed or repurchased.

Holders may exchange all or a portion of the 2030 Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding October 15, 2029, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after October 15, 2029 until the close of business on the business day immediately preceding the Maturity Date, regardless of whether such conditions have been met. Upon exchange of the 2030 Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the 2030 Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares of the Company (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the 2030 Notes to be exchanged. The initial exchange rate per $1,000 principal amount of 2030 Notes is 38.1570 ordinary shares, which is equivalent to an initial exchange price of approximately $26.21 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 37.5% above the offering price in the Equity Offerings.

On or after April 20, 2028, NCLC may redeem for cash all or part of the 2030 Notes, at its option, if the last reported sale price of ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NCLC provides notice of an optional redemption at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the optional redemption date. If NCLC elects to redeem fewer than all of the outstanding 2030 Notes, at least $150.0 million aggregate principal amount of 2030 Notes must be outstanding and not subject to optional redemption as of the relevant optional redemption date. NCLC may also redeem the 2030 Notes, in whole but not in part, following the occurrence of certain tax law changes at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the 2030 Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the Maturity Date or if NCLC delivers a notice of tax redemption or notice of optional redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its 2030 Notes in connection with such corporate event, notice of tax redemption or notice of optional redemption, as the case may be.

The Indenture contains customary covenants and events of default.

The foregoing summary of the Indenture and the 2030 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

The 2030 Notes were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). NCLC is relying, in part, upon representations from each Holder that, among other things, (i) it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The 2030 Notes, the guarantee of the Company and the ordinary shares issuable upon the exchange of the 2030 Notes, if any, will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 8.01 Other Events.

Equity Offerings

On April 7, 2025, the Company completed a registered direct offering of 2,708,533 ordinary shares at a price of $19.06 per share (the “First Equity Offering”). In addition, on April 7, 2025, the Company completed a registered direct offering of 649,565 ordinary shares at a price of $19.06 per share (the “Second Equity Offering” and together with the First Equity Offering, the “Equity Offerings”). In connection with the Equity Offerings, the Company entered into individually negotiated share purchase agreements with the Holders. The Company used the net proceeds from the Equity Offerings, together with cash on hand, to make the Cash Payment.

The First Equity Offering was made pursuant to a prospectus supplement, dated April 1, 2025, and filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, and the base prospectus, dated November 8, 2023, filed as part of the Company’s automatic shelf registration statement (File No. 333-275399) that became effective under the Securities Act when filed with the SEC on November 8, 2023.

The Second Equity Offering was made pursuant to a prospectus supplement, dated April 2, 2025, and filed with the SEC on April 4, 2025, and the base prospectus, dated November 8, 2023, filed as part of the Company’s automatic shelf registration statement (File No. 333-275399) that became effective under the Securities Act when filed with the SEC on November 8, 2023.

Placement Agency Agreements

Barclays Capital Inc. acted as the exclusive placement agent (the “Placement Agent”) in connection with the First Equity Offering pursuant to that certain placement agency agreement (the “First Placement Agency Agreement”), dated as of April 1, 2025, by and between the Company and the Placement Agent, and in connection with the Second Equity Offering pursuant to that certain placement agency agreement (the “Second Placement Agency Agreement” and together with the First Placement Agency Agreement, the “Placement Agency Agreements”), dated as of April 2, 2025, by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreements, the Company agreed to reimburse the Placement Agent for certain costs, expenses, fees and taxes in connection with the Equity Offerings. The Placement Agency Agreements also contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the First Placement Agency Agreement and the Second Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Placement Agency Agreement and the Second Placement Agency Agreement, which are attached as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement, dated April 1, 2025, by and between Norwegian Cruise Line Holdings, Ltd. and Barclays Capital Inc., as placement agent.

1.2	Placement Agency Agreement, dated April 2, 2025, by and between Norwegian Cruise Line Holdings, Ltd. and Barclays Capital Inc., as placement agent.

4.1	Indenture, dated April 7, 2025, by and among NCL Corporation Ltd., as issuer, Norwegian Cruise Line Holdings Ltd., as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Walkers (Bermuda) Limited.

5.2	Opinion of Walkers (Bermuda) Limited.

23.1	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.1).

23.2	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.2).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 7, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer

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